EXHIBIT 10.1
                            FORBEARANCE AGREEMENT

      This Forbearance Agreement (this "Agreement") is entered into this 22nd day of October, 2004, by and between CINEMA RIDE, INC., a Delaware corporation ("Lessee") and FINOVA CAPITAL CORPORATION, a Delaware corporation ("FINOVA"), successor in interest to FINOVA Technology Finance, Inc., with reference to the following:

                                   RECITALS

A. On or about December 12, 1996, FINOVA and Lessee entered into a Master Equipment Lease Agreement S619001 and Rental Schedule No. 1 dated December 26, 1996 (collectively the "Lease"; capitalized terms used herein shall have the meanings given in the Lease unless otherwise defined).

B. Following defaults arising under the Lease, Lessee and FINOVA entered into a (i) First Modification Agreement and Waiver of Defaults dated March 10, 1999; (ii) Second Modification Agreement and Waiver of Defaults dated June 25, 2001 (the "Second Modification"); and (iii) Third Modification Agreement and Waiver of Defaults dated April 17, 2002 (collectively, with the Lease and Security Agreement between Lessee and FINOVA dated December 12, 1996, the "Lease Documents").

C. Lessee has defaulted under the terms of the Lease Documents by failing to pay FINOVA amounts owing thereunder when due (the "Lease Document Defaults"). As a result of the Lease Document Defaults, Lessee may resort to rights and remedies available under the Lease Documents.

D. Lessee has requested FINOVA to forbear from exercising its rights and remedies to allow Lessee the opportunity to satisfy its obligations owing under the Lease Documents pursuant to the terms of this Agreement.

                                  AGREEMENT

NOW THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, FINOVA and Lessee each agree as follows:

1. Acknowledgment of Factual Recitals. The parties acknowledge the truth, accuracy and validity of the foregoing factual recitals and incorporate the same into this Agreement.

2. Acknowledgment of Validity and Enforceability of Lease Documents.
   Lessee acknowledges and agrees that the Lease Documents executed in connection therewith are valid and enforceable according to their terms. Lessee further acknowledges that it has no legal right or theory on which to invoke or obtain any legal or equitable relief to abate, postpone or terminate FINOVA's enforcement of its rights under the Lease Documents and specifically waives and relinquishes any such right to legal or equitable relief to cause any abatement, postponement or termination of any enforcement proceedings commenced by FINOVA.

3. Acknowledgment of Outstanding Lease Obligation Amount. Lessee acknowledges that, as of October 1, 2004, $956,438.96 remains outstanding and owing under the Lease Documents, consisting of unpaid rent, interest and accrued and unpaid late charges (the "Outstanding Indebtedness").

4. Reaffirmation of Lease Documents. Lessee hereby reaffirms, restates and ratifies the terms of the Lease Documents in all respects. Except as specifically provided herein, Lessee acknowledges that nothing in this Agreement shall be construed to limit or restrict FINOVA from exercising its rights and remedies under the Lease Documents with respect to any default by Lessee in the performance of its obligations thereunder.

5. Forbearance Period.  Provided Lessee performs all terms and conditions


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   in this Agreement, and no defaults occur under this Agreement or the Lease
   Documents, as amended hereby, on the Effective Date (defined below) FINOVA shall forbear from exercising its rights and remedies under the Lease Documents until December 1, 2006 (the "Forbearance Termination Date").
   Upon the earlier of the Forbearance Termination Date or a Forbearance Default, FINOVA may resort to all rights and remedies available under the Lease Documents without further notice or demand to Lessee.

6. Forbearance Terms. On the Effective Date (defined below), the following terms shall apply:

     (a) Discounted Repayment. Lessee shall repay FINOVA an amount of the Outstanding Indebtedness equal to $175,000 (the "Discounted Amount"), together with interest thereon accruing at the per annum rate of 7.5%, as follows: (i) commencing November 1, 2004, and on the first day of each consecutive month, payments of $3,000.00 each, to be applied first against interest accruing for the prior month and then, to the extent available, as a reduction to the Discounted Amount; (ii) on December 1, 2006, the unpaid balance of the Discounted Amount, plus accrued and unpaid interest, shall be fully due and payable; and (iii) the Discounted Amount and any unpaid accrued interest, may be paid by Lessee at any time prior to December 1, 2006.

     (b) Remaining Indebtedness. The amount representing the difference between the Outstanding Indebtedness amount and the Discounted Amount, $781,438.96 (the "Remaining Indebtedness"), shall bear interest at an annual rate of 16.64%. On the earlier of (i) a Forbearance Default, or
          (ii) December 1, 2006, the Remaining Indebtedness amount, plus all unpaid accrued interest shall be fully due and payable without further demand by FINOVA; provided, if the Discounted Amount and accrued interest owing thereon are fully and completely repaid in accordance with the terms of Section 6(a) of this Agreement, on the date of such full and complete repayment the Remaining Indebtedness and all interest accruing thereon shall be deemed fully satisfied and FINOVA shall file release of lien documents and issue an acknowledgment of payment in full of the Lease Obligation.

     (c) Release of Collateral. Provided no Forbearance Default exists and is continuing, FINOVA shall release its security interest against Lessee's equipment and film library in connection with Lessee's sale of the same, provided FINOVA receives $20,000 of the sale proceeds concurrent with such release, which proceeds, when received, shall be applied as a reduction to the Discounted Amount balance. Any payment received by FINOVA pursuant to this Section 6(c) shall be in addition to, and not in lieu of, the monthly installment payments required in
          Section 6(a) of this Agreement.

     (d) Additional Collateral. As consideration for FINOVA entering into this Agreement, Lessee shall assign to FINOVA, as additional collateral, Lessee's interest in that life insurance policy insuring Mitchell Francis (the "Key Man Policy"). FINOVA's security interest in the Key Man Policy shall secure Lessee's Discounted Amount and Remaining Indebtedness payment obligations.

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     (e)  Key Man Policy Maintenance. Lessee shall provide FINOVA, within 5 days of the date due, written proof of payment of all premiums necessary to maintain the effectiveness of the Key Man Policy.

     (f) Warrants. Nothing in this Agreement shall impair, alter or release the stock warrant rights granted to FINOVA in connection with the Second Modification, the grant and exercise are restated, reaffirmed and confirmed by Lessee in all respects.

7. Effective Date. The effectiveness of this Agreement is expressly conditioned on FINOVA receiving by October 29, 2004 (the date on which such conditions are satisfied, referred to herein as the "Effective Date"):

     (a)  This Agreement duly executed by Lessee; and

     (b) An assignment of the Key Man Policy, duly executed by Borrower, in form and substance satisfactory to FINOVA.

8. Default. Failure by Lessee to comply with all terms and conditions of this Agreement and the Lease Documents, as amended hereby, shall constitute a default hereunder (a "Forbearance Default). Upon the occurrence of a Forbearance Default under this Agreement or the Lease Documents, FINOVA may, without further notice to Lessee, resort to all rights and remedies available under the Lease Documents.

9. No Further Forbearance. Lessee acknowledges that FINOVA is not obligated to grant further accommodations or modifications to the Lease Documents other than as set forth in this Agreement and that no such commitment has been communicated.

10.Release. Lessee, its officers, directors, representatives, employees, predecessors, successors, agents and assigns (collectively, "Releasing Parties"), each hereby release, remise and forever discharge FINOVA, and its officers, directors, employees, predecessors, successors, agents and assigns (collectively "Released Parties"), from any and all claims, demands, actions, choses in action, cause or causes of action heretofore arising out of, or connected with or incidental to the Lease Documents. This general release is intended to be a full and complete release of any such claims, demands, actions, choses in action, cause or causes of action connected in any way to the Lease Documents, which have or may have heretofore arisen.

   Releasing Parties each acknowledge and agree that they are aware that they may hereafter discover claims presently unknown or unsuspected, or facts in addition to or different from those which they now know or believe to be true. Nevertheless, it is the intention of the Releasing Parties, and each of them, through this Agreement, to fully, finally and forever release all such matters and claims relative thereto, which do now exist, may exist, or heretofore have existed.

11.Miscellaneous.

     (a) This Agreement, the Lease Documents constitute the entire agreement of the parties hereto with respect to the subject matter hereof and supercedes any prior oral or written agreements concerning the same.

     (b) In the event any legal action is commenced to enforce or interpret any provision of this Agreement, the prevailing party in such legal action, as determined by a court of competent jurisdiction, shall be entitled to receive from the other party the prevailing party's reasonable attorneys' fees and court costs.

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     (c)  This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which, when taken together, shall constitute one and the same document. Any party hereto may execute and deliver a counterpart of this Agreement by delivering by facsimile transmission a signature page of this Agreement signed by such party, and any such facsimile signature shall be treated in all respects as having the same effect as an original signature. Any party delivering by facsimile transmission a counterpart executed by it shall promptly thereafter also deliver a manually signed counterpart of this Agreement.

     (d) The parties have retained, or have had the opportunity to retain, counsel to represent them in the transactions contemplated in this Agreement, have read and understand this Agreement and, therefore, the principle of construction against draftsmen shall have no application in the interpretation of this Agreement.

     (e) GOVERNING LAW; WAIVERS. THIS AGREEMENT, INCLUDING WITHOUT LIMITATION ENFORCEMENT OF THE OBLIGATIONS SET FORTH HEREIN, SHALL BE INTERPRETED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE CONFLICT OF LAWS RULES) OF THE STATE OF ARIZONA GOVERNING CONTRACTS TO BE PERFORMED ENTIRELY WITHIN SUCH STATE. LESSEE HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF MARICOPA IN THE STATE OF ARIZONA OR, AT THE SOLE OPTION OF FINOVA, IN ANY OTHER COURT IN WHICH FINOVA SHALL INITIATE LEGAL OR EQUITABLE PROCEEDINGS AND WHICH HAS SUBJECT MATTER JURISDICTION OVER THE MATTER IN CONTROVERSY. LESSEE WAIVES ANY OBJECTION OF FORUM NON-CONVENIENS AND VENUE. LESSEE FURTHER WAIVES ANY RIGHT IT MAY OTHERWISE HAVE TO COLLATERALLY ATTACK ANY JUDGMENT ENTERED AGAINST IT.

     (f) MUTUAL WAIVER OF RIGHT TO JURY TRIAL. FINOVA AND LESSEE EACH HEREBY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO: (I) THIS AGREEMENT;
          (II) ANY OTHER PRESENT OR FUTURE INSTRUMENT OR AGREEMENT BETWEEN FINOVA OR LESSEE, OR (III) ANY CONDUCT, ACTS OR OMISSIONS OF FINOVA OR LESSEE, OR ANY OF THEIR DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, ATTORNEYS OR ANY OTHER PERSONS AFFILIATED WITH FINOVA OR LESSEE; IN EACH OF THE FOREGOING CASES, WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE.

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WHEREFORE, the parties have entered into this Agreement on the date first written above.


CINEMA RIDE, INC.,
a Delaware corporation


By        /s/ MITCHELL J. FRANCIS
          -----------------------
       Name:  Mitchell J. Francis
       Title: President


FINOVA CAPITAL CORPORATION,
a Delaware corporation


By        /s/ MICHAEL J. MCCAULEY
          -----------------------
       Name:  Michael J. McCauley
       Title: Vice President


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